UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 26, 2006

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Phillips Avenue, South Hackensack, New Jersey	07606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 641-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement

Annual Bonus Plan

On October 26, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of AEP Industries Inc. (the “Company”) approved the 2007 Management Incentive Plan (the “MIP”), which provides cash bonuses to eligible employees, including the Company’s named executive officers.  The bonus is subject to the achievement of an EBITDA target, with specified adjustments at year-end.  At the discretion of the Compensation Committee, the EBITDA target for each eligible employee will be based on the EBITDA of either the Company or a specified business unit; if the latter, the EBITDA target will be determined by the CEO or CFO of the Company and the eligible employee.  Each eligible employee will receive a target bonus (set forth as a percentage of base salary), and the bonus actually paid is determined on a sliding scale according to the target bonus and, expressed as a percentage, 2007 EBITDA compared to the EBITDA target.  For example, an employee will receive no bonus if 2007 EBITDA is less than 80% of the EBITDA target, while an employee receive a bonus of 200% of the target bonus if 2007 EBITDA is 120% or more of the EBITDA target.  All bonus awards are subject to the final approval by the CEO or CFO, with reductions (but not increases) of such bonuses in their sole discretion.  The foregoing description is qualified in its entirety by the MIP, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On October 26, 2006, the Compensation Committee approved the target bonuses for the named executive officers.  The approved target bonuses for the named executive officers are as follows, each of which is subject to the EBITDA target for the Company:

Name	Bonus Target (% of Base Salary)
J. Brendan Barba	80%
Chairman of the Board,
President and Chief Executive Officer

Paul M. Feeney	65%
Executive Vice President, Finance and
Chief Financial Officer

John J. Powers	50%
Executive Vice President, Sales and
Marketing

David J. Cron	50%
Executive Vice President, Manufacturing

Paul C. Vegliante	50%
Executive Vice President, Operations

Item 5.02                                      Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On October 26, 2006, the Board approved its expansion from eight directors to nine directors and elected Mr. Robert Bell to fill the newly-created seat as a Class B director.  Mr. Bell’s term will expire at the 2009 annual meeting of stockholders.  The Board has not determined which of its committees, if any, Mr. Bell will serve.  Mr. Bell will receive compensation in accordance with the Board’s standard non-employee director compensation arrangements.  There is no arrangement or understanding pursuant to which Mr. Bell was selected as a director, and there is no transaction between Mr. Bell (and his immediate family) and the Company that requires disclosure in accordance with Item 404(a) of Regulation S-K.

            Mr. Bell, 63, has been the Executive Director of the Charles B. Wang Foundation and related foundations since 1999. The foundations focus primarily on children’s health and education programs.  Since 2002, Mr. Bell has served also as a director to various not-for-profit organizations and foundations, including The Smile Train, David Goldberg Child Care and Memorial Day Nursery.  Mr. Bell has been a Certified Public Accountant for over thirty three years and has varied and extensive experience in general financial and tax matters.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	2007 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.
(Registrant)

Date November 1, 2006
	By:	/s/ Lawrence R. Noll
Lawrence R. Noll
Vice President, Controller and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Management Incentive Plan.